UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2026

Civeo Corporation

(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-36246	98-1253716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Allen Center

333 Clay Street, Suite 4400

Houston, Texas 77002

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (713) 510-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value	CVEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 7, 2026, Civeo Corporation (the “Company”) completed its previously announced private unregistered offering of $100,000,000 aggregate principal amount of its 4.50% Convertible Senior Notes due 2031 (the “Notes”). As previously announced, the Company has granted the initial purchasers of the Notes an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $15,000,000 aggregate principal amount of Notes.

The Notes were issued under an Indenture (the “Indenture”), dated as of July 7, 2026, by and between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Indenture provides, among other things, that the Notes will bear interest at a rate of 4.50% per annum, payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2027. The Notes will mature on August 1, 2031, unless earlier repurchased or redeemed by the Company or converted pursuant to their terms.

The Company received net proceeds from the offering of the Notes of approximately $96.2 million, after deducting the initial purchasers’ discounts and after deducting offering expenses payable by the Company. The Company used approximately $22.3 million of the net proceeds from the offering to repurchase 660,297 of the Company’s common shares, no par value (“Common Shares”), concurrently with the pricing of the offering. The Company intends to use the remainder of the net proceeds from the offering to repay outstanding borrowings under its Amended and Restated Syndicated Facility Agreement.

The Company may not redeem the Notes prior to August 1, 2029, except in the event of a tax redemption or a cleanup redemption as described below. The Notes will be redeemable, in whole or in part (subject to certain limitations described below), at the Company’s option at any time, and from time to time, on or after August 1, 2029 and on or before the 60th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if (i) the Notes are freely tradable as of the date the Company sends the related redemption notice and all accrued and unpaid additional interest, if any, has been paid in full as of the first interest payment date occurring on or before the date the Company sends such notice; and (ii) the last reported sale price per Common Share exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends such redemption notice; and (2) the trading day immediately before the date the Company sends such notice (an “Optional Redemption”). However, the Company may not redeem less than all of the outstanding Notes unless at least $50.0 million aggregate principal amount of Notes are outstanding and not called for redemption as of the time the Company sends the related redemption notice. In addition, the Notes will be redeemable, in whole and not in part, at the Company’s option if (i) certain changes in tax law occur (a “Tax Redemption”); or (ii) the principal amount of the Notes outstanding is less than 10% of the aggregate principal amount of Notes initially issued (a “Cleanup Redemption”), in each case, subject to certain conditions. The redemption price for any Optional Redemption, Tax Redemption or Cleanup Redemption will be 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the relevant redemption date. No sinking fund is provided for the Notes.

Prior to the close of business on the business day immediately preceding May 1, 2031, holders of the Notes may convert their Notes at their option only in the following circumstances: (i) during any calendar quarter commencing after the calendar quarter ending on September 30, 2026, if the last reported sale price per Common Share exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (ii) during the five consecutive business days immediately after any 10 consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per Common Share on such trading day and the conversion rate on such trading day; (iii) upon the occurrence of certain corporate events or distributions on our Common Shares; or (iv) if the Company calls the Notes for redemption. On or after May 1, 2031, until the close of business on the second scheduled trading day immediately before the maturity date, holders of the Notes may convert their Notes at any time, regardless of the foregoing circumstances.

Upon conversion, the Company will pay or deliver, as applicable, cash, Common Shares or a combination of cash and Common Shares, at the Company’s election, based on the applicable conversion rate(s). If the Company elects to deliver cash or a combination of cash and Common Shares, then the consideration due upon conversion will be determined over an observation period consisting of 60 “VWAP Trading Days” (as defined in the Indenture). The initial conversion rate is 24.6840 Common Shares per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $40.51 per Common Share. The conversion rate is subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. In addition, following certain corporate events that occur prior to the maturity date or if the Company delivers a notice of redemption, the Company will increase, in certain circumstances, the conversion rate for a holder who elects to convert its Notes in connection with such corporate event or notice of redemption. The maximum number of Common Shares issuable in connection with the conversion of the Notes is 2,962,080 (or 3,406,392 if the initial purchasers fully exercise their option to purchase additional Notes), based on the initial maximum conversion rate of 29.6208 Common Shares per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted.

Upon the occurrence of a fundamental change (as defined in the Indenture), subject to certain conditions, holders of the Notes may require the Company to repurchase all or a portion of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Indenture contains customary events of default, including for certain delisting events with respect to the Common Shares. In the event of certain events of bankruptcy, insolvency or reorganization involving the Company or any of its significant subsidiaries or certain delisting events with respect to the Common Shares that the Company fails to cure in accordance with the Indenture, 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, may be declared immediately due and payable, subject to certain conditions in the Indenture. In the case of any other event of default, the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes may declare the Notes to be due and payable immediately.

The initial purchasers and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the full text of the Indenture and the Form of Global 4.50% Convertible Senior Note due 2031, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 of this Current Report are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 of this Current Report are incorporated herein by reference.

The offer and sale of the Notes to the initial purchasers were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement pursuant to which the Company sold the Notes to the initial purchasers. Any Common Shares issuable upon conversion of the Notes will be issued in transactions anticipated to be exempt from registration under the Securities Act pursuant to Section 3(a)(9) thereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report.

Exhibit Number	Description

4.1	Indenture, dated as of July 7, 2026 between Civeo Corporation and U.S. Bank Trust Company, National Association, as trustee

4.2	Form of Global 4.50% Convertible Senior Note due 2031 (included in Exhibit 4.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVEO CORPORATION

	By:	/s/ E. Collin Gerry
Date: July 7, 2026	Name:	E. Collin Gerry
	Title:	Senior Vice President, Chief Financial Officer and Treasurer